                                                                     Exhibit 4.2



THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE HEREUNDER HAVE NOT BEEN REGISTERED UNDER TEE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED UNLESS REGISTERED UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IN THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS.


                                     WARRANT
                                     -------
Company:                       INTEGRATED INFORMATION SYSTEMS, INC.,
                               an Arizona corporation

Number of Shares:              100,000 or such greater or lesser number of shares as shall represent one percent (1.0%) of the outstanding Common Stock of the Company, on a fully diluted basis, as of December 18, 1997.

Class of Stock:                Common Stock

Initial Exercise Price:        As described in Paragraph 1

Issued as of:                  December 18, 1997

Expiration Date:               As described in Paragraph 1

         FOR VALUE RECEIVED, the adequacy and receipt of which is hereby acknowledged, INTEGRATED INFORMATION SYSTEMS, INC., an Arizona corporation, hereby certifies that IMPERIAL BANK, a California banking corporation, and its successors and assigns, are entitled to purchase from the Company at any time and from time to time on and after the date hereof until 12:00 midnight Arizona local time on the Expiration Date at an initial Exercise Price (as described in Paragraph 1), fully paid and nonassessable shares of Common Stock of the Company, on the terms and conditions hereinafter set forth.

         The number of such shares of Common Stock and the Exercise Price are subject to adjustment as provided in the Warrant. Anything contained in this Warrant to the contrary notwithstanding, the number of shares of Common Stock which may be issued upon exercise of this Warrant by any Regulated Warrantholder shall never exceed such amount as may be permitted under the Bank Holding Company Act, or any successor statute, or under any other federal or state banking laws or regulations to which such Regulated Warrantholder may be subject at the time of such exercise.

         1. Certain Definitions. As used in this Warrant, the following terms have the following definitions:

         "Additional Shares of Common Stock" means all shares of Common Stock issued or issuable by the Company after the date of this Warrant.

         "Change in Control" means: (i) any Person or group of Persons who becomes the beneficial owner (within the meaning of Rule 13d-3 under the Securities Act of 1934 and the rules, regulations and interpretations of the Securities and Exchange Commission thereunder), directly or indirectly, of securities of the Company representing in excess of fifty percent (50.0%) of the combined voting power entitled to be cast generally of the Company's then outstanding voting securities; (ii) if individuals who as of the Closing Date constitute the Board of Directors cease for any reason to constitute a majority thereof; or (iii) any change in the identity of the current chief executive officer of the Company.

         "Common Stock" means the Company's Common Stock, no par value per share, and includes any common stock of the Company of any class or classes resulting from any reclassification or reclassifications thereof which is not limited to a fixed sum or percentage of par value in respect of the rights of the holders thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

         "Company" means INTEGRATED INFORMATION SYSTEMS, INC., an Arizona corporation.

         "Convertible Securities" means evidence of indebtedness, shares of stock or other securities which are at any time directly or indirectly convertible into or exchangeable for Additional Shares of Common Stock.

         "Current Market Price" means with respect to a share of Common Stock or any other security as of a relevant date:

                  (i) the Fair Value thereof as determined in accordance with clause (ii) of the definition of Fair Value with respect to Common Stock or any other security that is not listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ, and

                  (ii) the average of the daily closing prices for the ten (10) trading days before such date (excluding any trades which are not bona fide arm's length transactions) with respect to Common Stock that is listed on a national securities exchange or traded on the over-the-counter market or quoted on NASDAQ.

The closing price for each day shall be:

                  (i) the last sale price of shares of Common Stock or such other security on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices thereof on such date, in each case as officially reported on the principal national securities exchange on which the same are then listed or admitted to trading, or

                  (ii) if no shares of Common Stock or if no securities of the same class as such security are then listed or admitted to trading on any national securities exchange, the average of the reported closing bid and asked prices thereof on such due in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if no shares of Common Stock or if no securities of the same class as such other security are then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by Warrantholder.

         "Exchange Act" means the Securities Exchange Act of 1934.

         "Exercise Date" means the date upon which this Warrant is exercised.

         "Exercise Period" means the period commencing on the Issue Date and ending at 12:00 midnight Arizona local time on the Expiration Date.

         "Exercise Price" means initially Two Dollars and No Cents ($2.00) per share, subject to adjustment as provided in this Warrant.

         "Expiration Date" means the date that is the later of:

                  (i) the tenth (10th) anniversary of the Issue Date (the "Fixed Date"); or

                  (ii) thirty (30) days after the date that a Fair Value Determination(s) is made (provided that the procedure for determining Fair Value is initiated prior to the Fixed Date).

         "Fair Value" means:

                  (i) with respect to a share of Common Stock, the Current Market Price thereof, and

                  (ii) with respect to any other property, assets, business or entity, an amount determined in accordance with the following procedure:

                           (a) The Company and the holder of the Warrant and
                  Warrant Shares, as applicable, shall use their best efforts to mutually agree to a determination of Fair Value within ten (10) days of the date of the event requiring that such a determination be made.

                           (b) If the Company and such holder are unable to
                  reach agreement within said ten (10) day period, the Company and Warrantholder shall, within the immediately subsequent ten
                  (10) day period, select a mutually acceptable independent valuation professional who shall issue a determination of Fair Value of the Warrant Shares within sixty (60) days.

                           (c) In the event the Company and Warrantholder are
                  unable to reach agreement with respect to a mutually acceptable independent valuation professional within the aforementioned ten (10) day period, Warrantholder shall submit to the Company a list of three (3) independent valuation professionals. Within the immediately subsequent ten (10) day period, the Company shall select one (1) independent valuation professional from such list. The independent valuation professional so selected shall issue a determination of Fair Value of the Warrant Shares within the immediate subsequent sixty (60) day period.

         In all of the above cases, Warrantholder shall select qualified appraisers or investment bankers to determine such Fair Value. Warrantholder may select any investment banking firm of recognized national standing that does not regularly perform investment banking services for Warrantholder. The independent valuation professional shall be engaged by, and shall issue their determination for the benefit of, Warrantholder, and the determination so made shall be conclusive and binding on the Company and Warrantholder. The fees and expenses of any such determination made by any and all such independent valuation professionals shall be paid equally by the Company and Warrantholder. If there is more than one holder of a Warrant and/or Warrant Shares entitled to a determination of Fair Value in any particular instance, each action to be taken by a holder of such Warrant and/or Warrant Shares under this Agreement shall be taken by a majority in interest of such holders and the action taken by such majority (including as to any mutual agreement with the Company with respect to Fair Value and as to any selection of independent valuation professionals) shall be binding upon all such holders. In the case of a determination the Fair Value per share of Common Stock, the Company and such holders shall not take into consideration, and shall instruct all such independent valuation professionals not to take into consideration, any premium for shares representing control of the Company, any discount for any minority interest therein or any restrictions on transfer under applicable federal and state securities laws or otherwise.

         "Imperial" means IMPERIAL BANK, a California banking corporation, and its successors and assigns.

         "Issue Date" means the date upon which this Warrant is issued.

         "Indemnified Party" and "Indemnifying Party" have the meanings set forth in Paragraph 21(c).

         "Loan Documents" means that certain Credit Facilities Agreement of even date herewith between the Company and Imperial.

         "Person" means an individual, partnership, corporation, including a "business trust," limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

         "Registrable Stocks" means:

                  (i) all Warrant Shares which are issuable to Warrantholder pursuant to the Warrants, whether or not the Warrants have in fact been exercised and whether or not such Warrant Shares have in fact been issued,

                  (ii) all Warrant Shares acquired by Warrantholder pursuant to the Warrants,

                  (iii) any shares of Common Stock, whether or not such shares of Common Stock have in fact been issued, and stocks or other securities of the Company issued upon conversion of, in a stock split or reclassification of, or a stock dividend or other distribution on, or in substitution or exchange for, or otherwise in connection with, such Warrant Shares or in a merger or consolidation involving the Company or its assets.

         For purposes of Paragraphs 19-22, a Warrantholder of record shall be treated as the record holder of the related Warrant Shares and other securities issuable pursuant to the Warrants.

         "Regulated Warrantholder" means a Warrantholder which is, or the parent of which is, subject to the Bank Holding Company Act, or any successor statute, or any other federal or state banking laws and regulations.

         "Securities Act" means the Securities Act of 1933, as amended.

         "Warrant(s)" means this Warrant and any warrants issued in exchange or replacement of this Warrant or upon transfer hereof.

         "Warrantholder" means Imperial.
         "Warrant Shares" means shares of Common Stock issuable to Warrantholder pursuant to the Warrants.

         2. Exercise of Warrant. This Warrant may be exercised, in whole or in part, at any time and from time to time during the Exercise Period by written notice to the Company and upon payment to the Company of the Exercise Price (subject to adjustment as provided herein) for the shares of Common Stock in respect of which the Warrant is exercised; provided, however, this Warrant may not be exercised so long as the Company is a subchapter S corporation.

         3. Form of Payment of Exercise Price. Anything contained herein to the contrary notwithstanding, at the option of Warrantholder, the Exercise Price may be paid in any one or a combination of the following forms: (a) by wire transfer to the Company, (b) by the Warrantholder's check to the Company, (c) by the cancellation of any indebtedness owed by the Company and/or any subsidiaries of the Company to the Warrantholder, and/or (d) by the surrender to the Company of Warrants, Warrant Shares, Common Stock and/or other securities of the Company and/or any subsidiaries of the Company having a Fair Value equal to the Exercise Price.

                  4. Cashless Exercise.

                  (a) In lieu of exercising this Warrant as specified in Paragraphs 2 and 3 above, Warrantholder may from time to time at Warrantholder's option convert this Warrant, in whole or in part, into a number of shares of Common Stock of the Company determined by dividing,

                           (i) the aggregate Fair Value of such shares or other
                  securities otherwise issuable upon exercise of this Warrant minus the aggregate Exercise Price of such shares,

                  by

                           (ii) the Fair Value of one such share.

         5. Certificates for Warrant Shares; New Warrant. The Company agrees that the Warrant Shares shall be deemed to have been issued to Warrantholder as the record owner of such Warrant Shares as of the close of business on the date on which payment for such Warrant Shares has been made (or deemed to be made by conversion) in accordance with the terms of this Warrant. Certificates for the Warrant Shares shall be delivered to Warrantholder within a reasonable time, not exceeding ten (10) days, after this Warrant has been exercised or converted. A new Warrant representing the number of shares, if any, with respect to which this Warrant remains exercisable also shall be issued to Warrantholder within such time so long as this Warrant has been surrendered to the Company at the time of exercise.

         6. Adjustment of Exercise Price, Number of Shares and Nature of Securities Issuable Upon Exercise of Warrants. The Exercise Price shall be subject to adjustment from time to time as hereinafter provided. Upon each adjustment of the Exercise Price, Warrantholder shall thereafter be entitled to purchase, at the Exercise Price resulting from such adjustment, a number of shares determined by,

                  (a) multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares purchasable pursuant hereto immediately prior to such adjustment; and

                  (b) dividing the product thereof by the Exercise Price resulting from such adjustment.

         7.       Adjustment of Exercise Price Upon Issuance of Common Stock.

                  (a) If and whenever after the date hereof the Company shall issue or sell Additional Shares of Common Stock without consideration or for a consideration per share less than the Current Market Price or the Exercise Price then in effect immediately prior to the issuance or sale of such shares, then the Exercise Price in effect immediately prior to such issuance or sale of such shares shall be reduced to a number which shall be calculated by dividing,

                           (i) an amount equal to the sum of (A) the number of
                  shares of Common Stock outstanding, immediately prior to such issue or sale multiplied by the then existing Exercise Price plus (B) the aggregate consideration, if any, received by the Company upon such issue or sale, by

                           (ii) the total number of shares of Common Stock
                  outstanding immediately after such issue or sale.

                  (b) No adjustment of the Exercise Price, however, shall be made in an amount less than $.01 per share, but any such lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which, together with any adjustments so carried forward, shall amount to $.01 per share or more.

                  (c) The provisions of this Paragraph 7 and Paragraph 8 shall not apply to: (1) any Additional Shares of Common Stock which are distributed to holders of Common Stock pursuant to a stock split for which an adjustment is provided for under Paragraph 11; (ii) any private offering by the Company made prior to June 30, 1998, involving 1,000,000 or less shares of Common Stock; or (iii) 2,000,000 shares of Common Stock currently reserved for stock options exercisable by employees and directors of the Company.

         8. Adjustment of Exercise Price Upon Issuance of Additional Shares of Common Stock and Convertible Securities. For purposes of Paragraph 7, the following provisions shall also be applicable:

                  (a) In case at any time on or after the date hereof, the Company shall declare any dividend, or authorize any other distribution, upon any stock of the Company of any class, payable in Additional Shares of Common Stock or by the issuance of Convertible Securities, such declaration or distribution shall be deemed to have been issued or sold (as of the record date) without consideration and shall thereby cause an adjustment in the Exercise Price as required by Paragraph 7.

                  (b) (i) In case at any time on or after the date hereof, the Company shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately, exercisable, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange thereof, such determination to be made by dividing,

                           (A) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by

                           (B) the maximum aggregate number of Additional Shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities;

         and such issue or sale shall be deemed to be an issue or sale for cash (as of the date of issue or sale of such Convertible Securities) of such maximum number of Additional Shares of Common Stock at the price per share so determined, and shall thereby cause an adjustment in the Exercise Price, if such an adjustment is required by Paragraph 7 hereof.

                           (ii) If such Convertible Securities shall by their terms provide for any increase or decrease, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange upon the conversion or exchange thereof, the adjusted Exercise Price last determined pursuant to Paragraph 8(b)(i) above, shall, upon any such increase or decrease becoming effective, be further adjusted to reflect the increase or decrease of additional consideration or rate of exchange, using the maximum aggregate number of Additional Shares of Common Stock first utilized under Paragraph 8(b)(i)(B) above for determination of the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange of such Convertible Securities.

                           (iii) If any rights of conversion or exchange evidenced by such Convertible Securities shall expire without having been exercised, the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment with respect to such Convertible Securities been made on the basis that the only Additional Shares of Common Stock issued or sold were those issued upon the conversion or exchange of such Convertible Securities, and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of such Convertible Securities.

                  (c) (i) In case at any time on or after the date hereof, the Company shall in any manner grant or issue any rights or options to subscribe for, purchase or otherwise acquire Additional Shares of Common Stock, whether or not such rights or options are immediately exercisable (excluding, however, the options described in Paragraph 7(c)(iii) hereof), there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the exercise of such rights or options, such determination to be made by dividing,

                           (A) the total amount, if any, received or receivable by the Company as consideration for the granting of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options if the maximum number of Additional Shares were issued pursuant to such rights or options for such minimum aggregate amount of additional consideration, by

                           (B) the maximum number of Additional Shares of Common Stock of the Company issuable upon the exercise of all such rights or options;

         and the granting of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined, and shall thereby cause an adjustment in the Exercise Price, if such an adjustment is required by Paragraph 7 hereof.

                           (ii) If such rights or options shall by their terms provide for any increase or decrease, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange upon the conversion or exchange thereof, the adjusted Exercise Price last determined pursuant to Paragraph 8(c)(i) above, shall, upon any such increase or decrease becoming effective, be further adjusted to reflect the increase or decrease of additional consideration or rate of exchange, using the maximum aggregate number of Additional Shares of Common Stock first utilized under Paragraph 8(c)(i)(B) above for determination of the price per share for which Additional Shares of Common Stock are issuable upon the exercise of all such rights and options.

                           (iii) If any such rights or options shall expire without having been exercised, the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment with respect to such rights or options been made on the basis that the only Additional Shares of Common Stock so issued or sold were those issued or sold upon the exercise of such rights or options and that they were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting of such rights or options.

                  (d) (i) In case at any time on or after the date hereof, the Company shall grant any rights or options to subscribe for, purchase or otherwise acquire Convertible Securities, there shall be determined the price per share for which Additional Shares of Common Stock are issuable upon the exchange or conversion of such Convertible Securities if such rights or options were exercised, such determination to be made by dividing,

                           (A) the total amount, if any, received or receivable by the Company as consideration for the issuance of such rights or options, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exercise of such rights or options if the maximum number of Convertible Securities were issued pursuant to such rights or options for such minimum aggregate amount of additional consideration, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the exchange or conversion of such Convertible Securities if the maximum number of Additional Shares were issued pursuant to such Convertible Securities for such minimum aggregate amount of additional consideration, by

                           (B) the maximum aggregate number of Additional Shares of Common Stock issuable upon the exchange or conversion of the Convertible Securities;

         and the issue or sale of such rights or options shall be deemed to be an issue or sale for cash (as of the date of the granting of such rights or options) of such maximum number of Additional Shares of Common Stock at the price per share so determined, and thereby shall cause an adjustment in the Exercise Price, if such an adjustment is required by Paragraph 7.

                  (ii) If such rights or options to subscribe for or otherwise acquire Convertible Securities shall by their terms provide for any increase or decrease, with the passage of time, in the amount of additional consideration, if any, payable to the Company, or in the rate of exchange upon the conversion or exchange thereof, the adjusted Exercise Price last determined pursuant to Paragraph 8(d)(i) above, shall, upon any such increase or decrease becoming effective, be further adjusted to reflect the increase or decrease of additional consideration or rate of exchange, using the maximum aggregate number of Additional Shares of Common Stock first utilized under Paragraph 8(d)(i)(B) above for determination of the price per share for which Additional Shares of Common Stock are issuable upon the conversion or exchange of such Convertible Securities.

                           (iii) If any such rights, options or rights of conversion or exchange of such Convertible Securities shall expire without having been exercised, exchanged or converted, the adjusted Exercise Price shall forthwith be readjusted to such Exercise Price as would have been in effect had an adjustment been made with respect to such rights, options or rights of conversion or exchange of such Convertible Securities on the basis that the only Additional Shares of Common Stock so issued or sold were those actually issued or sold upon the exercise of such rights or options and exchange or conversion of such Convertible Securities and that they were issued or sold for the consideration actually received by the Company upon exercise of such rights and options and exchange or conversion of such Convertible Securities, plus the consideration, if any, actually received by the Company for the granting of such rights, options or Convertible Securities.

                  (e) In any case where an adjustment has been made in the Exercise Price upon the issuance of Convertible Securities or any rights or options to purchase Convertible Securities or Additional Shares of Common Stock pursuant to this Paragraph 8, no further adjustment shall be made at the time of the conversion of any such Convertible Securities or at the time of the exercise of any such rights or options.

                  (f) In case at any time on or after the issuance of this Warrant any shares of Common Stock or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash payable to the Company shall be deemed to be the Fair Value of such consideration.

                  (g) In case at any time the Company shall fix a record date of the holders of its Common Stock for the purpose of entitling them (i) to receive a dividend or other distribution payable in Common Stock, Convertible Securities or rights or options to purchase either thereof, or (ii) to subscribe for or purchase Common Stock, Convertible Securities or rights or options to purchase either thereof, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed, pursuant to this Paragraph 8, to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                  (h) The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock for the purposes of this Paragraph 8.

         9. Reorganization, Reclassification, Consolidation, Merger or Sale.

                  (a) If any capital reorganization or reclassification of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Stock shall be entitled to receive cash, stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provisions shall be made whereby Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions specified in this Warrant upon exercise of this Warrant and in lieu of the shares of the Common Stock of the Company immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, such cash, shares of stock, securities or assets as may be issued or payable with respect to or in exchange for a number of outstanding shares of Common Stock equal to the number of shares of such Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented hereby, and in any such case appropriate provision shall be made with respect to the rights and interest of Warrantholder to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Exercise Price and of the number of shares purchasable and receivable upon the exercise of this Warrant) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof.

                  (b) The Company shall not effect any consolidation, merger or sale of all or substantially all of the assets of the Company unless prior to or simultaneous with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation, merger or purchase of such assets shall assume, by written instrument executed and mailed or delivered to Warrantholder, the obligation to deliver to Warrantholder such cash (or cash equivalent), shares of stock, securities or assets as, in accordance with the foregoing provisions, Warrantholder may be entitled to receive and containing the express assumption of such successor corporation of the due and punctual performance and observance of each provision of this Warrant to be performed and observed by the Company and of all liabilities and obligations of the Company hereunder; provided, however, in the case of any consolidation or merger of the Company with another corporation or the sale of all or substantially all of its assets to another corporation effected in such a manner that the holders of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for Common Stock, then, at the election of each Warrantholder or the Company, in lieu of receiving such stock, securities or assets, such Warrantholder shall receive cash equal to the Fair Value of the Common Stock issuable upon exercise of the Warrant, less the Exercise Price payable upon exercise thereof.

                  (c) Upon any "change in control" of the Company, the appreciation rights described in Paragraphs 7-9 and 15(f) shall become immediately and contemporaneously exercisable. In addition, should Warrantholder not participate in the sale of, nor receive a proportionate interest in, the proceeds of any sale of twenty-five percent (25%) or more of the Common Stock of the Company, then such appreciation right in their entirety shall become immediately and contemporaneously exercisable.

                  (d) In case any Additional Shares of Common Stock or Convertible Securities or any rights or options to purchase any Additional Shares of Common Stock or Convertible Securities shall be issued in connection with any merger or acquisition of another corporation into the Company, the amount of consideration therefor shall be deemed to be the Fair Value of such portion of the assets of such merged corporation as the Board of Directors of the Company shall in good faith determine to be attributable to such Additional Shares of Common Stock, Convertible Securities or rights or options, as the case may be, and the Exercise Price shall be adjusted in accordance with Paragraph 9.

         10. Arbitration. In case at any time or from time to time a dispute arises between the Company and the Warrantholder concerning the interpretation and application of Paragraphs 6-9 and 15(f) as the same affects the exercise rights of Warrantholder under any provision of this Warrant, or if Warrantholder objects to the determinations made pursuant to Paragraph 14 hereof, unless the adjustment proposed to be made shall be agreed upon by the Company and Warrantholder, the Board of Directors of the Company shall appoint a firm of independent certified public accountants of recognized national standing (who have not been employed by the Company within the last five years), acceptable to Warrantholder, who at the Company's expense shall give their opinion upon the adjustment, if any, on a basis consistent with the standards established in the other provisions of Paragraphs 6-9, necessary with respect to the Exercise Price and the number of shares purchasable upon exercise of the Warrants, so as to preserve, without dilution, the exercise rights of Warrantholder. Upon receipt of such opinion, such Board of Directors shall forthwith make the adjustments described therein.

         11. Stock Splits and Reverse Splits. In case at any time the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Exercise Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable pursuant to this Warrant immediately prior to such subdivision shall be proportionately increased, and conversely, in case at any time the Company shall combine its outstanding shares of Common Stock into a smaller number of shares, the Exercise Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable upon the exercise of this Warrant immediately prior to such combination shall be proportionately reduced.

         12. Dissolution, Liquidation and Wind-Up. In case the Company shall dissolve, liquidate or wind, up its affairs prior to the expiration of this Warrant, upon the exercise of this Warrant Warrantholder shall be entitled to receive, in lieu of the shares of Common Stock of the Company to which Warrantholder would have been entitled, the same kind and amount of assets as would have been issued, distributed or paid to Warrantholder upon any such dissolution, liquidation or winding up with respect to such shares of Common Stock of the Company, had Warrantholder been the holder of record of the Warrant Shares receivable upon the exercise of this Warrant on the record date for the determination of those persons entitled to receive any such liquidating distribution. After any such dissolution, liquidation or winding up which shall result in any cash distribution in excess of the Exercise Price provided for by this Warrant, Warrantholder may, at Warrantholder's option, exercise the same without making payment of the Exercise Price, and in such case the Company shall, upon the distribution to Warrantholder, consider that said Exercise Price has been paid in full to it and in making settlement to Warrantholder, shall deduct from the amount payable to Warrantholder an amount equal to such Exercise Price.

         13. Noncash Consideration. In case any Additional Shares of Common Stock or Convertible Securities or any rights or options to purchase any Additional Shares of Common Stock or Convertible Securities shall be issued for a consideration in a form other than cash, the amount of such consideration shall be deemed to be the Fair Value thereof.

         14. Adjustment Certificate. In each case of an adjustment in the number of shares of Common Stock or other stock, securities or property receivable on the exercise of the Warrants, the Company shall compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment and showing in detail the facts upon which such adjustment is based, including a statement of (a) the consideration received or to be received by the Company for any Additional Shares of Common Stock, rights, options or Convertible Securities issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock of each class outstanding or deemed to be outstanding, (c) the adjusted Exercise Price and (d) the number of shares issuable upon exercise of this Warrant. The Company will forthwith mail a copy of each such certificate to each Warrantholder.

         15.      Special Agreements of the Company.

                  (a) Avoidance of Certain Actions. The Company will not, by amendment of its Articles or Certificates of Incorporation or through any reorganization, transfer of assets, consolidation, merger, issue or sale of securities or otherwise, avoid or take any action which would have the effect of avoiding the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in carrying out all of the provisions of this Warrant and in taking all of such action as may be necessary or appropriate in order to protect the rights of Warrantholder hereunder.

                  (b) Compliance with Law. The Company shall comply with all applicable laws, rules and regulations of the United States and of all states, municipalities and agencies of any other jurisdiction applicable to the Company and shall do all things necessary to preserve, renew and keep in full force and effect and in good standing its corporate existence and authority necessary to continue its business.

                  (c) Information Rights. So long as Warrantholder holds this Warrant and/or any of the Warrant Shares, the Company shall deliver to Warrantholder (i) promptly after mailing, copies of all communications to the shareholders of the Company, (ii) within ninety (90) days after the end of each fiscal year of the Company, the annual audited financial statements of the Company certified by the independent public accountants of recognized standing, and (iii) within forty-five (45) days after the end of each of the first three quarters of each fiscal year, the Company's quarterly, unaudited financial statements.

                  (d) Listing on Securities Exchanges; Registration. If, and so long as, any class of the Company's Common Stock shall be listed on any national securities exchange (as defined in the Exchange Act), the Company will, at its expense, obtain and maintain the approval for listing upon official notice of issuance of all Warrant Shares and maintain the listing of Warrant Shares after their issuance; and the Company will so list on such national securities exchange, will register under the Exchange Act (or any similar statute then in effect), and will maintain such listing of, any other securities that at any time are issuable upon exercise of this Warrant if and at the time any securities of the same class shall be listed on such national securities exchange by the Company.

                  (e) Put Option With Respect to the Warrant. Provided the Company does not affect a public offering of its stock within the sixty
         (60) months following the Issue Date, thereafter, through and including the Expiration Date, Warrantholder, at its option, at any time and from time to time, may require the Company to purchase all of the Warrant which is then unexercised, and the Company shall purchase all of the Warrant designated by Warrantholder. The rights of Warrantholder under this subparagraph are herein referred to as the "Put". Warrantholder may exercise the Put as it desires so long as the Warrant is to any extent unexpired and unexercised, by giving written notice of such exercise to the Company; provided, however, that the Put shall terminate immediately prior to the closing of the Company's first firmly underwritten public offering registered under the Securities Act, from which the Company receives gross proceeds of not less than $_____.00. Upon the exercise of the Put, the Company shall pay to the order of Warrantholder, at Warrantholder's office in Phoenix, Arizona, or at such other place as the holder hereof may from time to time designate in writing, without presentment for payment, diligence, grace, exhibition of any promissory note evidencing the Company's obligation to pay, protest or special notice of any kind, all of which are hereby expressly waived, the difference between (i) $200,000.00 (adjusted pro rata to the extent the Warrant has been previously exercised or to the extent that less than the entire Warrant is being purchased by the Company), and (ii) the Fair Value of the Warrant (or that portion thereof being put to the Company). For purposes of this subparagraph, the Fair Value of the Warrant shall be the Fair Value of the consideration that would have been received by Warrantholder if the Warrant had then been exercised as of the date Warrantholder gives notice of its exercise of the Put. The Company's obligation to pay Warrantholder pursuant to this subparagraph shall be evidenced by a promissory note, in form and substance satisfactory to Warrantholder (the "Put Note"), duly executed and delivered to Warrantholder no later than five (5) days after the determination of Fair Value contemplated by this subparagraph, and shall be payable, without interest, in five equal annual installments, on the same day of each year, beginning on the first annual anniversary of the date of the Put Note. The Put Note shall not be secured by any of the Collateral that secures the Loans and the Obligations.

                  (f) The Company's Call Rights. (i) Provided no Default or Potential Default then exists under the Loan Documents, the Company shall have the exclusive right to repurchase (and Warrantholder shall be obligated to sell only to the Company) all of the Warrant Shares. If, prior to the Maturity Dates of both Credit Facilities (as defined in the Loan Documents), the Company prepays in full both Credit Facilities, and the right to borrow or reborrow monies under both Credit Facilities is terminated, the Company shall have the exclusive right during the "Exclusivity Period" (as herein defined), to purchase (and Warrantholder shall be obligated to sell only to the Company) all of the Warrant Shares. The two hundred seventy (270) day period following (A) the prepayment in full of, and (B) termination of rights to borrow under, both Credit Facilities, and (C) Warrantholder's written notice to the Company of the latter's right to purchase the Warrant Shares, shall be known as the "Exclusivity Period".

                           (i) Notice of Exercise of Call Rights. The Company's
                  right to purchase the Warrant Shares pursuant to Paragraph 15(f)(i) shall be exercisable by the Company by delivery of a written notice to Warrantholder of the Company's exercise of its call right. The Company shall give such notice not less than twenty (20) days prior to the expiration of the Exclusivity Period, or within ten (10) days after the last occurring Maturity Date (whichever is applicable). If the right to purchase the Warrant Shares pursuant to Paragraph 15(f)(i) is timely exercised, on the last day of the Exclusivity Period, or within eighty (80) days after the last occurring Maturity Date (whichever is applicable), Warrantholder shall deliver to the Company the certificate or certificates representing the Warrant Shares being purchased, duly endorsed with signature guaranteed, but otherwise without representation or warranty of any kind (except a warranty that Warrantholder has the authority to sell the Warrant Shares to the Company, and a warranty that the Warrant Shares are free and clear of liens), and the Company shall deliver to Warrantholder the purchase price therefor in immediately available funds. In the event the Company does not timely exercise its call rights, or timely pay the purchase price for the Warrant Shares, the call rights granted by Paragraph 15(f)(i) shall be deemed terminated and of no further force and effect, and Warrantholder may proceed to sell the Warrant Shares (and related rights) to any other Person upon such terms and for such price as Warrantholder may elect.

                           (ii) Call Purchase Price. The purchase price payable
                  by the Company for the Warrant Shares purchased pursuant to Paragraph 15(f)(i) and 15(f)(ii), shall be determined based on an independent valuation of the Company, made within six (6) months of purchase price payment due date, the cost of which shall be borne solely by the Company, performed by an investment banking firm or nationally recognized accounting firm acceptable to both parties; provided, however, that where there is a public market for the Warrant Shares, the purchase price of such shares shall be the average of the mean of bid and asked prices of the Company's Common Stock during the week immediately preceding the date of re-purchase, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Shares Automated Quotation System), or in the event the Warrant Shares are listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ/National Market System, the purchase price shall be the average of the closing prices on such exchange during the week immediately preceding the date of re-purchase of the Warrant Shares, as reported in The Wall Street Journal.

                  (g) Reservation of Shares. The Company covenants and agrees that all Warrant Shares will, upon issuance, be validly issued, fully paid and nonassessable and free from all preemptive rights of any stockholder, and from all taxes, liens and charges with respect to the issue thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant. The Company hereby covenants and agrees to take all such action as may be necessary to assure that the par value per share of the Common Stock is at all times equal to or less than the Exercise Price.

                  (h) Securing Governmental Approvals. If any shares of Common Stock required to be reserved for the purposes of exercise of this Warrant require registration with or approval of any governmental authority under any federal law (other than the Securities Act) or under any state law before such shares may be issued upon exercise of this Warrant, to the extent not prohibited by law the Company will, at its expense, as expeditiously as possible, cause such shares to be duly registered or approved, as the case may be.

         16. Fractional Shares. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon exercise hereof, the Company shall pay to the Warrantholder an amount in cash equal to such fraction multiplied by the Current Market Value of one share of Common Stock.

         17. Notices of Stock Dividends, Subscriptions, Reclassifications, Consolidations, Mergers, etc. If at any time:

                  (a) the Company shall declare a cash dividend (or an increase in the then existing dividend rate), or declare a dividend on Common Stock payable otherwise than in cash out of its net earnings after taxes for the prior fiscal year; or

                  (b) the Company shall authorize the granting to the holders of Common Stock of rights to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

                  (c) there shall be any capital reorganization, or reclassification, or redemption of the capital stock of the Company, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation or firm; or

                  (d) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company,

then the Company shall give to Warrantholder at the address of Warrantholder as shown on the books of the Company, at least ten (10) days prior to the applicable record date hereinafter specified, a written notice summarizing such action or event, and stating as applicable the record date for any such dividend or rights (or, if a record date is not to be selected, the date as of which the holders of Common Stock of record entitled to such dividend or rights are to be determined), the date on which any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected the holders of Common Stock of record shall be entitled to effect any exchange of their shares of Common Stock for cash (or cash equivalent), securities or other property deliverable upon any such reorganization, reclassification, consolidation, merger, sale of assets, dissolution, liquidation or winding up.

         18.      Registered Holder; Transfer of Warrants or Warrant Shares.

                  (a) Maintenance of Registration Books; Ownership of this Warrant. The Company shall keep at its principal office a register in which the Company shall provide for the registration, transfer and exchange of this Warrant. The Company shall not at any time, except upon the dissolution, liquidation or winding-up of the Company, close such register so as to result in preventing or delaying the exercise or transfer of this Warrant.

                  (b) Exchange and Replacement. This Warrant is exchangeable upon surrender hereof by the registered holder to the Company at its principal office for new Warrants of like tenor and date representing in the aggregate the right to purchase the number of shares purchasable hereunder, each of such new Warrants to represent the right to purchase such number of shares as shall be designated by said registered holder at the time of surrender. Subject to Paragraphs 25(d) and 25(i) hereof, this Warrant and all rights hereunder are transferable in whole or in part upon the books of the Company by the registered holder hereof in person or by duly authorized attorney, and new Warrants shall be made and delivered by the Company, of the same tenor and date as this Warrant but registered in the name of the transferee(s), upon surrender of this Warrant, duly endorsed, to said office of the Company. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a new Warrant of like tenor, in lieu of this Warrant, without requiring the posting of any bond or the giving of any other security. This Warrant shall be promptly canceled by the Company upon the surrender hereof in connection with any exchange, transfer or replacement. The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, execution and delivery of Warrants pursuant to this Paragraph 18.

                  (c) Warrants and Warrant Shares Not Registered. The holder of this Warrant, by accepting this Warrant, represents and acknowledges that this Warrant and the Warrant Shares are not being registered under the Securities Act on the grounds that the issuance of this Warrant and the offering and sale of such Warrant Shares are exempt from registration under Paragraph 4(2) of the Securities Act as not involving any public offering.

         19.      Registration.

                  (a) Required Registration. Whenever the Company shall receive a written request therefor from any one or more holders of at least 10% of the combined number of shares of Common Stock of the Company plus all shares of Common Stock which are issuable to all warrantholders pursuant to warrants then outstanding (including Registrable Stock, and including shares issuable whether or not the warrants have in fact been exercised and whether or not such shares have in fact been issued), the Company shall promptly prepare and file a registration statement under the Securities Act covering the shares of stock which are the subject of such request and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible. Upon the receipt of such request, the Company shall promptly give written notice to all holders of shares of stock that such registration is to be effected. The Company shall include in such registration statement such shares of stock for which it has received written requests to register such shares by the holders thereof within thirty (30) days after the effectiveness of the Company's written notice to such other holders. Except as hereinafter expressly provided, without the written consent of the holders of a majority of the shares of stock for which registration has been requested pursuant to this Paragraph, neither the Company nor any other holder of securities of the Company may include securities in such registration.

                  (b) Incidental Registration. Each time the Company shall determine to file a registration statement under the Securities Act (other than on Form S-8 or Form S-4) in connection with the proposed offer and sale for money of any of its securities by it or by any of its security holders, the Company will give written notice of its determination to all holders of Registrable Stock (which notice shall describe the date of proposed filing and the date by which the registration rights granted pursuant to this subparagraph must be exercised, the nature and method of any such sale or disposition of securities and shall include a list of the jurisdictions, if any, in which the Company proposes to register or qualify the securities under the applicable securities or "Blue Sky" laws of such jurisdictions). Upon the written request of a holder of any Registrable Stock, the Company will cause all such Registrable Stock, the holders of which have so requested registration thereof, to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Stock to be so registered in accordance with the terms of the proposed offering. If the registration statement is to cover an underwritten distribution, the Company shall use its best efforts to cause the Registrable Stock requested for inclusion pursuant to this Paragraph 19(b) to be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. If, in the good faith judgment of the managing underwriter of such public offering, the inclusion of all of the Registrable Stock requested to be registered would materially and adversely affect the successful marketing of the other shares proposed to be offered, then the amount of the Registrable Stock to be included in the offering shall be reduced and the Registrable Stock and the other shares to be offered shall participate in such offering as follows: the shares to be sold by the Company, the Registrable Stock to be included in such offering and the other shares of Common Stock to be included in such offering shall each be reduced pro rata in proportion to the number of shares of Common Stock proposed to be included in such offering by each holder of such shares and by the Company.

                  (c) Registration Procedures. If and whenever the Company is required by the provisions of Paragraph 19(a) or 19(b) to effect the registration of Registrable Stock under the Securities Act, the Company will, at its expense, as expeditiously as possible:

                           (i) In accordance with the Securities Act and the
                  rules and regulations of the Commission, prepare and file with the Commission a registration statement on the form of registration statement appropriate with respect to such securities and use its best efforts to cause such registration statement to become and remain effective until the securities covered by such registration statement have been sold, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective and such registration statement and prospectus accurate and complete until the securities covered by such registration statement have been sold;

                           (ii) If the offering is to be underwritten, in whole
                  or in part, enter into a written underwriting agreement with the holders of the Registrable Stock participating in such offering and the underwriter in form and substance reasonably satisfactory to the managing underwriter of the public offering and the holders of the Registrable Stock participating in such offering;

                           (iii) Furnish to the holders of securities
                  participating in such registration and to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters and holders may reasonably request in order to facilitate the public offering of such securities;

                           (iv) Use its best efforts to register to qualify the
                  securities covered by such registration statement under such state securities or blue sky laws of such jurisdictions as such participating holders and underwriters may reasonably request;

                           (v) Notify the holders participating in such
                  registration, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                           (vi) Notify such holders promptly of any request by
                  the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

                           (vii) Prepare and file with the Commission, promptly
                  upon the request of any such holders, any amendments or supplements to such registration statement or prospectus which, in the opinion of counsel for such holders, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Registrable Stock by such holders;

                           (viii) Prepare and promptly file with the Commission,
                  and promptly notify such holders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

                           (ix) In case any of such holders or any underwriter
                  for any such holders is required to deliver a prospectus at a time when the prospectus then in circulation is not in compliance with the Securities Act or the rules and regulations of the Commission, prepare promptly upon request such amendments or supplements to such registration statement and such prospectus as may be necessary in order for such prospectus to comply with the requirements of the Securities Act and such rules and regulations;

                           (x) Advise such holders, promptly after it shall
                  receive notice or obtain knowledge thereof, of the issuance of any stop order by the

                  Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

                           (xi) If requested by the managing underwriter or
                  underwriters or a holder of Registrable Stock being sold in connection with an underwritten offering, immediately incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters and the holders of a majority of the Registrable Stock being sold agree should be included therein relating to the plan of distribution with respect to such Registrable Stock, including information with respect to the Registrable Stock being sold to such underwriters, the purchase price being paid therefor by such underwriters and with respect to any other terms of the underwritten (or best efforts underwritten) offering of the Registrable Stock to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as notified of the matters to be incorporated in such prospectus supplement or post-effective amendment;

                           (xii) Cooperate with the selling holders of
                  Registrable Stock and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Stock to be sold and not bearing any restrictive legends; and enable such Registrable Stock to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

                           (xiii) Prepare a prospectus supplement or
                  post-effective amendment to the registration statement or the related prospectus or any document incorporated therein by reference or file any other required documents so that, as thereafter delivered to the purchasers of the Registrable Stock, the prospectus will not contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading;

                           (xiv) Enter into such agreements (including an
                  underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration:

                                    (A) make such representations and warranties
                           to the holders of such Registrable Stock and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings;

                                    (B) If an underwriting agreement is entered
                           into, the same shall set forth in full the indemnification provisions and procedures of Paragraph 21 hereof with respect to all parties to be indemnified pursuant to said Paragraph; and

                                    (C) The Company shall deliver such documents
                           and certificates as may be requested by the holders of the majority of the Registrable Stock being sold and the managing underwriters, if any, to evidence compliance with the terms of this Paragraph 19(c) and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.

         The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

                           (xv) Make available for inspection by a
                  representative of the holders of a majority of the Registrable Stock, any underwriter participating in any disposition pursuant to a registration statement, and any attorney or accountant retained by the sellers or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with the preparation of the registration statement; provided, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such persons unless disclosure of such records, information or documents is required by court or administrative order;

                           (xvi) Otherwise use its best efforts to comply with
                  all applicable rules and regulations of the Commission, and make generally available to the Company's security holders, earning statements satisfying the provisions of Paragraph 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety
                  (90) days, if such a period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Stock is sold to underwriters in an underwritten offering, or, if not sold to underwriters in such an offering, (ii) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a registration statement;

                           (xvii) Not file any amendment or supplement to such
                  registration statement or prospectus to which a majority in interest of such holders has objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least five (5) business days prior to the filing thereof; provided, however, that the failure of such holders or their counsel to review or object to any amendment or supplement to such registration statement or prospectus shall not affect the rights of such holders or any controlling person or persons thereof or any underwriter or underwriters therefor under Paragraph 21 hereof; and

                           (xviii) At the request of any such holder (i) furnish
                  to such holder on the effective date of the registration statement or, if such registration includes an underwritten public offering, at the closing provided for in the underwriting agreement, an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, addressed to the underwriters, if any, and to the holder or holders making such request, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the Company, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings, and such opinion of counsel shall additionally cover such legal and factual matters with respect to the registration as such requesting holder or holders may reasonably request, and (ii) use its best effort to furnish to such holder letters dated each such effective date and such closing date, from the independent certified public accountants of the Company, addressed to the underwriters, if any, and to the holder or holders making such request, stating that they are independent certified public accountants within the meaning of the Securities Act and dealing with such matters as the underwriters may request, or, if the offering is not underwritten, that in the opinion of such accountants the financial statements and other financial data of the Company included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending immediately prior to the date of such letter with respect to the registration statement and prospectus, as such requesting holder or holders may reasonably request.

         20.      Expenses.

                  (a) All expenses incident to the Company's performance of or compliance with this Warrant, including, without limitation, the following shall be borne by the Company, regardless of whether the registration statement becomes effective:

                           (i) All registration and filing fee (including those
                  with respect to filings required to be made with the National Association of Securities Dealers, Inc.);

                           (ii) Fees and expenses of compliance with all
                  securities or blue sky laws (including fees and disbursements of counsel for the underwriters or selling holders in connection with blue sky qualifications of the Registrable Stock in determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Stock being sold may designate, but excluding selling commissions, discounts or Warrantholder's counsel fees);

                           (iii) Printing, messenger, telephone and delivery
                  expenses;

                           (iv) Fees and disbursements of counsel for the
                  Company, the underwriters and for the sellers of the Registrable Stock as hereinafter provided;

                           (v) Fees and disbursements of all independent
                  certified public accountants of the Company (including the expenses of any special audit and "comfort" letters required by or incident to such performance);

                           (vi) Fees and disbursements of underwriters
                  (excluding discounts, commissions or fees of underwriters, selling brokers, dealer managers or similar securities industry professionals relating to the distribution of the Registrable Stock or legal expenses of any person other than the Company and the selling holders); and

                           (vii) Fees and expenses of other persons retained by
                  the Company.

                  (b) The Company will, in any event, pay its internal expenses (including without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees an expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed, rating agency fees and the fees and expenses of any person, including special experts, retained by the Company.

                  (c) In connection with the registration statement required hereunder, the Company will reimburse the holders of Registrable Stock being registered pursuant to the registration statement for the reasonable fees and disbursements of not more than one counsel (or more than one counsel if conflict exists among such selling holders in the exercise of the reasonable judgment of counsel for the selling holders and counsel for the Company) chosen by the holders of a majority of such Registrable Stock.

         21.      Indemnification.

                  (a) The Company hereby agrees to indemnify each of the holders of Registrable Stock against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, preliminary or final prospectus, or other, document incident to any such registration, qualification or compliance (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in Connection with any such registration, qualification or compliance, and to reimburse the holders of Registrable Stock (including officers and directors of the same and controlling persons) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided, however, the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by Warrantholder in an instrument duly executed by Warrantholder and stated to be specifically for use therein.

                  (b) Warrantholder severally and not jointly agree to indemnify the Company and its officers and directors and each person, if any, who controls any thereof within the meaning of Paragraph 15 of the Securities Act and their respective successors against all claims, losses, damages and liabilities (or actions in respect hereof) arising out of or based on any untrue statement of a material fact contained in any prospectus, offering circular or other document incident to any registration, qualification or compliance relating to securities purchased pursuant to the Warrants (or in any related registration statement, notification or the like) or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse the Company and each other person indemnified pursuant to this subsection (b) for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that this subsection (b) shall apply only if (and only to the extent that) such statement or omission was made in reliance upon information (including, without limitation, written negative responses to inquiries) furnished to the Company by an instrument duly executed by Warrantholder and stated to be specifically for use in such prospectus, or other document (or related registration statement, notification or the like) or any amendment or supplement thereto.

                  (c) Each party entitled to indemnification hereunder (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party (at such Indemnifying Party's expense) to assume the defense of any claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be reasonably satisfactory to the Indemnified Party, and the

         Indemnified Party may participate in such defense at such party's expense, and provided further, the omission by any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Paragraph 21 except to the extent that the omission results in a failure of actual notice to the Indemnifying Party and such Indemnifying Party is materially damaged solely as a result of the failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

                  (d) If the indemnification provided for in this Paragraph 21 is unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities, expenses or actions in respect thereof referred to herein, then the indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities, expenses or actions in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand, and the Indemnified Party on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities, expenses or actions as well as any other relevant equitable considerations, including the failure to give the notice required hereunder. The relative fault of the Indemnifying Party and the Indemnified Party shall be determined by reference to, among other things whether the untrue or alleged untrue statement of a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Warrantholder agree that it would not be just and equitable if contributions pursuant to this Paragraph 21 were determined by pro rata allocation or by any other method of allocation which did not take account of the equitable considerations referred to above. The amount paid or payable to an Indemnified Party as a result of the losses, claims, damages, liabilities or actions in respect thereof, referred to above, shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the contribution provisions of this Paragraph 21, in no event shall the amount contributed by any seller of Registrable Stock exceed the aggregate net offering proceeds received by such seller from the sale of Registrable Stock to which such contribution or indemnification claim relates. No person guilty of fraudulent misrepresentations (within the meaning of Paragraph 11(f) of the Securities Act) shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.

                  (e) The indemnification required by this Paragraph 21 shall be made by periodic payments during the course of the investigation or defense, as and when bills are received or expenses incurred.

         22.      Reporting Requirements Under Exchange Act.

                  (a) The Company shall maintain such registration of its Common Stock under Section 12 of the Exchange Act as shall be required thereunder, and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act, or otherwise. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (as required to do so) timely file such information, documents and reports as the Commission may require or prescribe under Section 13 or 15(d) (whichever is applicable) of the Exchange Act. Immediately upon becoming subject to the reporting requirements of either Sections 13 or 15(d) of the Exchange Act, the Company shall forthwith upon request furnish any holder of Registrable Stock (i) a written statement by the Company that it has complied with such reporting requirements,
         (ii) a copy of the most recent annual or quarterly report of the Company, and (iii) such other reports and documents filed by the Company with the Commission as such holder may reasonably request in availing itself of an exemption for the sale of Registrable Stock without registration under the Securities Act. The Company acknowledges and agrees that the purpose of the requirements contained in this Paragraph 22 is to enable any such holder to comply with the current public information requirement contained in Rule 144 under the Securities Act should such holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision). In addition, the Company shall take such other measures and file such other information, documents and reports as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect).

                  (b) Stockholder Information. The Company may require each holder of Registrable Stock as to which any registration is to be effected pursuant to Paragraphs 19-22 to furnish the Company such information, with respect to such holder and the distribution of such Registrable Stock, as shall be required by law or by the Commission in connection therewith.

         23. Representation and Warranties. The Company hereby represents and warrants to and covenants with Imperial, each Warrantholder, and each holder of Warrant Shares that:

                  (a) Organization and Capitalization of the Company. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Arizona. As of the date hereof, the authorized capital of the Company consists of 50,000,000 shares of Common Stock and no shares of Preferred Stock, of which 10,000,000 shares of Common Stock and no shares of Preferred Stock are issued and outstanding. The Company has, and at all times during the Exercise Period will have, reserved for issuance pursuant to the Warrants that number of shares of Common Stock that are issuable pursuant to the Warrants. Except as otherwise described on Schedule 1 (attached hereto), no unissued shares of Common Stock are reserved for any purpose other than for issuance upon the exercise of the Warrants. As of the date hereof and except as otherwise described on Schedule 1 hereto, the Company has not issued or agreed to issue any stock purchase rights or convertible securities (other than this Warrant), and there are no preemptive rights in effect with respect to the issuance of any shares of Common Stock. All the outstanding shares of Common Stock and Preferred Stock have been validly issued without violation of any preemptive or similar rights, are fully paid and nonassessable and have been issued in compliance with all federal and applicable state securities laws.

                  (b) Authority. The Company has full corporate power and authority to execute and deliver this Warrant, to issue the shares of Common Stock issuable upon exercise of this Warrant, and to perform all of its obligations hereunder, and the execution, delivery and performance hereof has been duly authorized by all necessary corporate action on its part. This Warrant has been duly executed on behalf of the Company and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms.

                    (c) No Legal Bar. Neither the execution, delivery or performance of this Warrant nor the issuance of the shares of Common Stock issuable upon exercise of this Warrant will (a) conflict with or result in a violation of the Certificate of Incorporation or By-Laws of the Company, (b) conflict with or result in a violation of any law, statute, regulation, order or decree applicable to the Company or any affiliate, (c) require any consent or authorization or filing with, or other act by or in respect of any governmental authority or (d) result in a breach of, constitute a default under or constitute an event creating rights of acceleration, termination or cancellation under any mortgage, lease, contract, franchise, instrument or other agreement to which the Company is a party or by which it is bound.

                  (d) Validity of Shares. When issued upon the exercise of this Warrant as contemplated herein, the shares of Common Stock so issued will have been validly issued and will be fully paid and nonassessable. On the date hereof, the par value of the Common Stock is less than the Exercise Price per share of Common Stock.

         Warrantholder represents and warrants to and covenants with the Company that: (i) it is an accredited investor as defined in Regulation D under the Securities Act; (ii) Warrantholder is acquiring the Warrant Shares for its own account, for investment purposes only and not with a view to immediate resale or distribution, either in whole or in part; (iii) Warrantholder will provide upon Company's reasonable request, such information as it has to enable Company to comply with the Securities Act; and (iv) Warrantholder understands and agrees that: (A) the shares will not be registered under federal or state securities laws and cannot be resold in whole or in part unless they are so registered or sold pursuant to an exemption from registration; and (B) a legend will be placed on the certificates representing the shares indicating that such shares have not been registered under federal or state securities laws, and are subject to restrictions on sale.

         24.      Miscellaneous Provisions.

                  (a) Conflict with Any Shareholder Agreement. In the event of a conflict between any of the provisions of this Agreement and any provisions of any shareholder agreement entered into by a Warrantholder with respect to the Warrant or the Warrant Shares, the parties shall first endeavor to read such provisions in such a manner so as to avoid and minimize such conflict. If such conflict is irreconcilable, the provisions of this Agreement shall govern.

                  (b) Governing Law, Venue an Waiver of Jury Trial. This Warrant shall be deemed to have been made in the State of Arizona and the validity of this Warrant, the construction, interpretation, and enforcement thereof, and the rights of the parties thereto shall be determined under, governed by, and construed in accordance with the internal laws of the State of Arizona, without regard to principles of conflict of laws. The parties agree that all actions or proceedings arising in connection with this Warrant shall be tried and litigated only in the state or federal courts located in the County of Maricopa, State of Arizona or, at the sole option of a Warrantholder, in any other court in which a Warrantholder shall initiate legal or equitable proceedings and which has subject matter jurisdiction over the matter in controversy. Warrantholder and the Company each waive the right to a trial by jury and any right each may have to assert the doctrine of forum non conveniens or to object to venue to the extent any proceeding is brought in accordance with this Paragraph 25(c). Service of process, sufficient for personal jurisdiction in any action against the Company, may be made by registered or certified mail, return receipt requested, to its address indicated in Paragraph 25(d).

                  (c) Notices. All notices hereunder shall be in writing and shall be deemed to have been given five (5) days after being mailed by certified mail, addressed to the address below stated of the party to which notice is given, or to such changed address as such party may have fixed by notice:

         To the Company:                       INTEGRATED INFORMATION SYSTEMS, INC.
                                               Fountainhead Corporate Park
                                               1560 West Fountainhead Parkway, Suite 200
                                               Tempe, Arizona 85282
                                               Attention:     James G. Garvey
                                                              President & CEO

         To Warrantholder                      IMPERIAL BANK
         or holder of Warrant Shares:          One Arizona Center
                                               400 East Van Buren, Suite 900
                                               Phoenix, Arizona 85004

         With a copy (which shall              Richard M.  Baker, Esq.
         not constitute notice) to:            Senior Vice President and
                                                  General Counsel
                                               IMPERIAL BANK
                                               9920 South La Cienega Boulevard
                                               Inglewood, CA 90301


         provided, however, that any notice of change of address shall be effective only upon receipt.

                  (d) Successors and Assigns. This Warrant shall be binding upon and inure to the benefit of the Company, Warrantholder and the holders of Warrant Shares and the successors, assigns and transferees of the Company, Warrantholder and the holders of Warrant Shares.

                  (e) Attorneys' Fees. The parties hereto agree that in connection with the enforcement of this Warrant or concerning any matter in any way arising out of, or consequential to the protection, assertion, or enforcement of rights hereunder, the prevailing party in any action or other proceeding in any court or arbitration shall be entitled to recover from the non-prevailing party all reasonable costs, expenses and fees incurred by such prevailing party, the amount of which costs, expenses and fees will be determined by a court sitting without a jury, or the arbitrator, as applicable.

                  (f) Entire Agreement; Amendments and Waivers. This Warrant sets forth the entire understanding of the parties with respect to the transactions contemplated hereby. The failure of any party to seek redress for the violation or to insist upon the strict performance of any term of this Warrant shall not constitute a waiver of such term and such party shall be entitled to enforce such term without regard to such forbearance. This Warrant may be amended. The Company may take any action herein prohibited or omit to take action herein required to be performed by it, and any breach of or compliance with any covenant, agreement, warranty or representation may be waived, only if the Company has obtained the written consent or written waiver of the majority in interest of the Warrantholders, and then such consent or waiver shall be effective only in the specific instance and for the specific purpose for which given.

                  (g) Severability. If any terms of this Warrant as applied to any person or to any circumstance is prohibited, void, invalid or unenforceable in any jurisdiction, such term shall, as to such jurisdiction, be ineffective to the extent of such prohibition or invalidity without in any way affecting any other term of this Warrant or affecting the validity or enforceability of this Warrant or of such provision in any other jurisdiction.

                  (h) Headings. The headings in this Warrant are inserted only for convenience of reference and shall not be used in the construction of any of its terms.

                  (i) Transferability. This Warrant may be assigned, transferred or sold in whole or in part by Warrantholder at any time, without the consent of Company, so long as each such assignment, transfer or sale represents rights to have issued to the assignee, transferee or purchaser, at least .25% of the Common Stock in the Company.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officers effective as of the date first set forth above.


                                    INTEGRATED INFORMATION SYSTEMS, INC.,
                                    an Arizona corporation



                                    By _______________________________________

                                    Name: ____________________________________

                                    Title: ___________________________________